SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event) December 31, 1999

ASSOCIATES CORPORATION OF NORTH AMERICA
(Exact name of registrant as specified in its charter)

DELAWARE	74-1494554
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1-6154
(Commission File Number)

250 E. Carpenter Freeway, Irving, Texas 75062-2729
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (972) 652-4000

Item 2. Acquisition or Disposition of Assets.

On December 31, 1999, Associates First Capital Corporation ("First Capital") contributed its wholly-owned subsidiary, Associates World Capital Corporation ("AWCC"), to Associates Corporation of North America ("the Company"). The Company is a wholly-owned subsidiary of First Capital. The net assets of AWCC were approximately $300 million on the date of the contribution.

AWCC, through its principal operating subsidiary Associates First Capital B.V., issues unsecured debt which is used to fund First Capital's international consumer and commercial finance operations.

The Registrant desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "1995 Act"). The 1995 Act provides a "safe harbor" for forward-looking statements to encourage companies to provide information without fear of litigation so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected. Although the Registrant does not anticipate that it will make forward-looking statements as a general policy, the Registrant will make forward-looking statements as required by law or regulation, and from time to time may make such statements with respect to management's estimation of the future operating results and business of the Registrant. The Registrant hereby incorporates into this report by reference to its Form 10-K for the year ended December 31, 1998 the cautionary statements found on pages 23-24 of such Form 10-K.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Businesses acquired

(1) This acquisition does not meet the threshold for financial statements of the businesses acquired pursuant to Regulation S-X.

(b) Pro forma financial information

(1) This acquisition does not meet the threshold for pro forma financial information pursuant to Regulation S-X.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATES CORPORATION OF NORTH AMERICA

By: /s/ John F. Stillo
Executive Vice President and Comptroller

Date: January 7, 2000